UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective as of the close of business on March 30, 2007, the separation of Kraft Foods Inc. (“Kraft”) from Altria Group, Inc. (“Altria”) and the distribution of all Kraft shares owned by Altria to Altria’s shareholders was completed (the “Distribution”). In connection with the Distribution, Altria entered into certain agreements with Kraft to define responsibility for obligations arising before and after the Distribution, including, among others, obligations relating to employees, transition services and taxes.

On March 30, 2007, Altria Corporate Services, Inc. (“ALCS”) entered into a Transition Services Agreement (the “Transition Services Agreement”) with Kraft pursuant to which ALCS will provide a variety of administrative services to Kraft for a period of time following the Distribution. These services include corporate affairs, treasury, financial consolidations and reporting, internal audit, information technology and legal and corporate secretary services. The Transition Services Agreement supercedes the Services Agreement, dated as of January 1, 2001, as amended, between ALCS and Kraft.

On March 30, 2007, Altria entered into an Employee Matters Agreement (the “Employee Matters Agreement”) with Kraft. The Employee Matters Agreement provides for each company’s respective obligations with regard to employee transfers, equity compensation and other employee benefits matters.

On March 30, 2007, Altria entered into a Tax Sharing Agreement (the “Tax Sharing Agreement”) with Kraft. The Tax Sharing Agreement generally governs Altria’s and Kraft’s respective rights, responsibilities and obligations after the Distribution with respect to taxes attributable to Kraft’s business, as well as any taxes incurred by Altria or Kraft as a result of the failure of the distribution to qualify for tax-free treatment under Section 355 of the Internal Revenue Code of 1986, as amended.

The foregoing descriptions of the Transition Services Agreement, Employee Matters Agreement and Tax Sharing Agreement are qualified in their entirety by reference to the complete terms and conditions of these agreements which are attached as Exhibits 10.1-10.3 to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

Item 8.01	Other Events.

On March 30, 2007, Altria announced that it had completed the distribution of the approximately 88.9% of Kraft’s outstanding shares owned by Altria to Altria shareholders of record as of 5:00 p.m. Eastern Time on March 16, 2007. Prior to the Distribution, Altria converted its Class B shares of Kraft common stock, which carried ten votes per share, into Class A shares, which carry one vote per share. The Distribution was structured to be tax free to Altria shareholders for U.S. federal income tax purposes, except in respect of cash received in lieu of fractional shares.

The press release announcing the completion of the Distribution is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Transition Services Agreement by and between Altria Corporate Services, Inc. and Kraft Foods Inc. dated as of March 30, 2007.

10.2	Employee Matters Agreement by and between Altria Group, Inc. and Kraft Foods Inc. dated as of March 30, 2007.

10.3	Tax Sharing Agreement by and between Altria Group, Inc. and Kraft Foods Inc. dated as of March 30, 2007.

99.1	Altria Group, Inc. Press Release dated March 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/S/ G. PENN HOLSENBECK
Name:	G. Penn Holsenbeck
Title:	Vice President, Associate General Counsel and Corporate Secretary

DATE: March 30, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Transition Services Agreement by and between Altria Corporate Services, Inc. and Kraft Foods Inc. dated as of March 30, 2007.

10.2	Employee Matters Agreement by and between Altria Group, Inc. and Kraft Foods Inc. dated as of March 30, 2007.

10.3	Tax Sharing Agreement by and between Altria Group, Inc. and Kraft Foods Inc. dated as of March 30, 2007.

99.1	Altria Group, Inc. Press Release dated March 30, 2007.